Exhibit 99.1

BLINK CHARGING ANNOUNCES RECORD THIRD QUARTER 2022 RESULTS

Organic growth in hardware and network services and acquisitions drive third quarter results

●	169% increase in total revenues to $17.2 million in Q3 2022 compared to $6.4 million in Q3 2021
●	123% increase in service revenues(1) to $3.1 million in Q3 2022 compared to $1.4 million in Q3 2021
●	436% increase in gross profit to $4.8 million in Q3 2022 compared to $892,000 in Q3 2021
●	7,834 charging stations contracted, deployed or sold in Q3 2022; increase of 160% over Q3 2021
●	Integration of recently acquired SemaConnect and EB Charging progressing on track
●	Recently launched the completely redesigned Blink Network capable of serving wide variety of EV equipment, languages, currencies and applications and redesigned Blink Charging App creating seamless driver charging experience across the globe

Miami Beach, FL, November 8, 2022 — Blink Charging Co. (Nasdaq: BLNK, BLNKW) (“Blink” or the “Company”), a leading owner, operator, and provider of electric vehicle (EV) charging equipment and services, today announced financial results for the third quarter and nine months ended September 30, 2022.

The following financial highlights are in thousands of dollars and unaudited.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	Increase	2022	2021	Increase
Product Sales	$13,358	$4,824	177%	$30,238	$9,762	210%
Service Revenues (1)	3,079	1,383	123%	6,831	2,601	163%
Other Revenues(2)	810	195	315%	1,464	627	133%
Total Revenues	$17,247	$6,402	169%	$38,533	$12,990	197%

(1)	Service Revenues consist of charging service revenues, network fees, and ride-sharing service revenues.
(2)	Other Revenues consist of other revenues, warranties, and grants and rebates

“We are seeing tremendous growth in our business, both organically and related to our recent strategic acquisitions, as we execute on our model to deploy Blink chargers in high density and high traffic locations around the world,” commented Michael D. Farkas, Chairman and Chief Executive Officer of Blink Charging. “To support our growing base of customers globally we are very excited to have recently launched our entirely redesigned Blink Network, featuring market-leading architecture and the responsiveness and flexibility to grow with us as we expand. With the capability of serving a broad range of EV equipment, in a wide variety of countries, languages, and currencies, we anticipate that our all-new network will serve as a user-friendly roadmap to match our customers with the most reliable charging solutions to meet their needs today, tomorrow and into the future. Simply put, Blink is providing a globally seamless EV charging experience that can lead the industry into the next generation of EV ownership.

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“With our unique business model, which incorporates our next-level software technology with reliable, durable hardware offerings, we are mindful of ensuring that we are producing enough chargers to meet the exponentially growing demand. We are also focused on ensuring that we’re positioned to efficiently manage the supply chain and aggressively compete for a share of the $7.5 billion in government funding that has been earmarked for EV infrastructure build-out. When we acquired SemaConnect, we added U.S. manufacturing capabilities via their facility in Bowie, Maryland, and we recently announced our intent to increase our U.S. production by adding a new facility to produce Buy America compliant Level 2 (L2) and Direct Current (DCFC) chargers. As we expand our in-house production capacity, we expect continued improvement in our gross profit. Additionally, we have strategically invested in our inventory to ensure that we are able to satisfy increasing customer demand for our products, while others are struggling to find materials. Blink offers products across the entire EV ecosystem including home, fleet, multifamily, retail locations, and public DC fast charging. With our goal of increasing the capacity of our Bowie plant from 10,000 units today to 50,000 units by 2024, combined with the addition of a new facility, we believe we can increase our future U.S. charger production up to 100,000 chargers per year.”

Mr. Farkas concluded, “Blink is unique in our industry, because we are the only fully vertically integrated EV charging provider in the U.S. and with that flexibility, we’re able to tailor our offerings to meet our customers’ needs. While our competitors typically offer products or charging services, Blink designs, manufactures and deploys equipment, offers a recently fully redesigned charging network and provides business models that best serve our customers. We have a solution for every type of location from the hardware perspective and deployment methodology. For example, if a property owner simply wants equipment, we’ll certainly do that, however, we prefer the value-added structure provided by our owner-operator model, creating a long-term recurring revenue model for our business. With our redesigned high-tech network, portfolio of equipment offerings, flexible ownership models and strong reputation in the marketplace, we believe we are well positioned to continue to expand our global leadership role in the EV charging industry.”

Financial Results

Revenues

Total Revenues increased 169% to $17.2 million for the third quarter of 2022, an increase of $10.8 million compared to the third quarter of 2021.

Product Sales increased 177% to $13.4 million in the third quarter of 2022, an increase of $8.5 million compared to the same period in 2021, primarily driven by increased sales of commercial chargers, DC fast chargers, and residential chargers.

Service Revenues, which consist of charging service revenues, network fees, and ride-sharing service revenues, increased 123% to $3.1 million in the third quarter of 2022, up $1.7 million from the third quarter of 2021, primarily driven by an increased number and greater utilization of chargers in Blink’s portfolio, significant increase in network fees, and increased revenues associated with the Blink Mobility ride-sharing service program.

Gross Profit

Gross Profit increased 436% to $4.8 million, or 28% of revenue, in the third quarter of 2022, compared to gross profit of $0.9 million, or 14% of revenue, in the third quarter of 2021.

Net Loss and Loss Per Share

Net Loss for the third quarter of 2022 was $25.6 million, or $(0.51) per share, compared to a Net Loss of $15.3 million, or $(0.36) per share, in the third quarter of 2021.

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Adjusted EBITDA (3) and Adjusted EPS (4)

Adjusted EBITDA for the third quarter of 2022 was a loss of $17.6 million compared to an Adjusted EBITDA loss of $8.4 million in the prior year period.

Adjusted EPS for the third quarter of 2022 was a loss of $0.47 compared to an Adjusted EPS loss of $0.36 in the prior year period.

Cash and cash equivalents

As of September 30, 2022, Cash and Cash Equivalents totaled $57.0 million.

(3)	Adjusted EBITDA (defined as earnings (loss) before interest income (expense), depreciation and amortization, stock-based compensation, and acquisition related costs) is a non-GAAP financial measure management uses as a proxy for net income (loss). See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included at the end of this release.

(4)	Adjusted EPS (defined as earnings (loss) per diluted share) is a non-GAAP financial measure management uses to assess earnings per diluted share excluding non-recurring items such as acquisition-related costs and amortization expense of intangible assets. See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included at the end of this release.

Recent Highlights

●	Blink announced the launch of its entirely rebuilt Blink Network with market-leading architecture and responsiveness capable of meeting the needs of the Company as it continues to expand globally. Furthermore, the Company announced the launch of its new Blink Charging Mobile App, completely redesigned to provide a user-centric design and experience, providing more information to EV drivers in real time.

●	The Company announced plans to increase U.S. manufacturing capabilities following a visit with U.S. Secretary of Labor Marty Walsh. The Company launched a search to locate a state-of-the-art manufacturing facility in the U.S. that will provide up to 200,000 square feet of space and utilize the latest technology to manufacture both DCFC and Level 2 chargers. The facility will have an initial production capacity of 10,000 DCFC chargers and 20,000 to 40,000 Level 2 (AC) chargers.

●	The Company announced the election of former senior advisor to President Biden and former Congressman, Cedric Richmond, to the Blink Board of Directors, adding decades of public policy knowledge and insights to the Blink board. Additionally, Mahi Reddy, founder of SemaConnect, was elected to Blink’s Board of Directors, adding valuable experience and strategic counsel.

●	The Company announced an agreement with AES El Salvador to deploy 50 IQ 200 fast Level 2 chargers in various regions of El Salvador over the next few years. The agreement will accelerate El Salvador’s transition towards cleaner and more sustainable transportation.

●	The Company announced an agreement with the City of Chula Vista, California to install 31 Blink IQ 200 fast Level 2 charging stations in various locations throughout the city.

●	Blink announced a preferred supplier agreement with Cushman and Wakefield for the marketing and potential deployment of Blink charging stations and related services to Cushman and Wakefield clients throughout the United States.

●	The Company announced a mutual service agreement with UBS Asset Management’s Real Estate and Private Markets business for the deployment of Blink charging stations and related services to UBS-owned properties throughout the United States.

●	Blink announced the deployment of 24 of Blink’s EV charging ports at Veris Residential’s newly-built, sustainability-focused, luxury apartment high-rise Haus25, in Jersey City, NJ.

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Earnings Conference Call

Blink Charging will host a conference call and webcast to discuss third quarter 2022 results today, November 8, 2022 at 4:30 PM, Eastern Time.

To access the live webcast, log onto the Blink Charging website at www.blinkcharging.com, and click on the News/Events section of the Investor Relations page. Investors may also access the webcast via the following link: https://www.webcaster4.com/Webcast/Page/2468/46913.

To participate in the call by phone, dial (877) 545-0523 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0016. Callers should use access code: 366793.

A replay of the teleconference will be available until December 8, 2022, and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 46913.

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About Blink Charging

Blink Charging Co. (Nasdaq: BLNK, BLNKW), a leader in electric vehicle (EV) charging equipment, has deployed over 58,000 charging ports across 25 countries, many of which are networked EV charging stations, enabling EV drivers to easily charge at any of Blink’s charging locations worldwide. Blink’s principal line of products and services includes the Blink EV charging network (“Blink Network”), EV charging equipment, EV charging services, and the products and services of recent acquisitions, including SemaConnect, Blue Corner and BlueLA. The Blink Network uses proprietary, cloud-based software that operates, maintains, and tracks the EV charging stations connected to the network and the associated charging data. With global EV purchases forecasted to rise to 10 million vehicles by 2025 from approximately 2 million in 2019, Blink has established key strategic partnerships for rolling out adoption across numerous location types, including parking facilities, multifamily residences and condos, workplace locations, health care/medical facilities, schools and universities, airports, auto dealers, hotels, mixed-use municipal locations, parks and recreation areas, religious institutions, restaurants, retailers, stadiums, supermarkets, and transportation hubs. For more information, please visit https://www.blinkcharging.com/.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” or other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of Blink Charging and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including our estimate of U.S. charger production and those described in Blink Charging’s Q3 2022 Form 10-Q and other periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, Blink Charging undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Blink Investor Relations Contact

IR@BlinkCharging.com

855-313-8187

Blink Media Contact

PR@BlinkCharging.com

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BLINK CHARGING CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except for share and per share amounts)

(unaudited)

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Revenues:
Product sales	$13,358	$4,824	$30,238	$9,762
Charging service revenue - company-owned charging stations	1,256	908	3,857	1,676
Network fees	1,456	205	2,089	421
Warranty	309	87	475	119
Grant and rebate	83	55	283	280
Ride-sharing services	367	270	885	504
Other	418	53	706	228

Total Revenues	17,247	6,402	38,533	12,990

Cost of Revenues:
Cost of product sales	8,663	3,632	21,134	7,115
Cost of charging services - company-owned charging stations	235	200	769	310
Host provider fees	973	463	2,345	842
Network costs	508	115	924	307
Warranty and repairs and maintenance	803	258	1,437	743
Ride-sharing services	470	422	1,555	1,092
Depreciation and amortization	814	420	2,045	1,118

Total Cost of Revenues	12,466	5,510	30,209	11,527

Gross Profit	4,781	892	8,324	1,463

Operating Expenses:
Compensation	17,605	11,745	37,643	25,663
General and administrative expenses	6,594	3,067	20,023	7,110
Other operating expenses	5,079	1,903	12,159	4,246
	-
Total Operating Expenses	29,278	16,715	69,825	37,019

Loss From Operations	(24,497)	(15,823)	(61,501)	(35,556)

Other (Expense) Income:
Interest (expense) income	(917)	(3)	(1,056)	6
Loss on settlement	-	-	-	(1,000)
Dividend and interest income	233	100	233	162
Loss on foreign exchange	(595)	(16)	(836)	(124)
Gain on forgiveness of PPP loan	-	379	-	379
Change in fair value of other liabilities	108	53	35	60
Other income (expense)	21	(11)	(286)	(72)

Total Other (Expense) Income	(1,150)	502	(1,910)	(589)

Net Loss	$(25,647)	$(15,321)	$(63,411)	$(36,145)
Net Loss Per Share:
Basic	$(0.51)	$(0.36)	$(1.39)	$(0.87)
Diluted	$(0.51)	$(0.36)	$(1.39)	$(0.87)

Weighted Average Number of Common Shares Outstanding:
Basic	50,627,173	42,162,228	45,543,518	41,780,669
Diluted	50,627,173	42,162,228	45,543,518	41,780,669

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BLINK CHARGING CO. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except for share amounts)

	September 30, 2022	December 31, 2021
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$57,019	$174,795
Accounts receivable, net	18,752	6,346
Inventory, net	24,330	10,369
Prepaid expenses and other current assets	3,337	1,020

Total Current Assets	103,438	192,530
Restricted cash, non-current portion	70	81
Property and equipment, net	22,274	14,563
Operating lease right-of-use asset	2,550	1,664
Intangible assets, net	28,644	3,455
Goodwill	201,448	19,390
Other assets	2,493	230
Total Assets	$360,917	$231,913

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$16,416	$7,134
Accrued expenses and other current liabilities	11,958	5,678
Current portion of operating lease liabilities	1,417	547
Current portion of financing lease liabilities	306	-
Current portion of deferred revenue	8,823	2,858
Notes payable	76	10

Total Current Liabilities	38,996	16,227
Contingent consideration	4,030	-
Consideration payable, non-current portion	40,600	-
Operating lease liabilities, non-current portion	1,734	1,531
Financing lease liabilities, non-current portion	486	-
Deferred revenue, non-current portion	4,900	128
Other liabilities	680	193

Total Liabilities	91,426	18,079

Commitments and contingencies (Note 11)

Stockholders’ Equity:
Common stock, $0.001 par value, 500,000,000 shares authorized, 50,867,937 and 42,423,514 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	51	42
Additional paid-in capital	582,419	458,046
Accumulated other comprehensive loss	(7,098)	(1,784)
Accumulated deficit	(305,881)	(242,470)

Total Stockholders’ Equity	269,491	213,834

Total Liabilities and Stockholders’ Equity	$360,917	$231,913

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Non-GAAP Financial Measures

The following table reconciles Net Loss attributable to Blink Charging Co. to EBITDA and Adjusted EBITDA for the periods shown:

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Net Loss	$(25,647)	$(15,321)	$(63,411)	$(36,145)
Add:
Interest Expense	917	3	1,056	(6)
Depreciation and amortization	1,782	706	5,175	1,686
EBITDA	(22,948)	(14,612)	(57,180)	(34,465)
Add:
Stock-based compensation	4,832	6,224	7,821	10,308
Acquisition-related costs	509	-	3,783	320
Adjusted EBITDA	$(17,607)	$(8,388)	$(45,576)	$(23,837)

The following table reconciles GAAP EPS attributable to Blink Charging Co. to Adjusted EPS for the periods shown:

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Net Income - per diluted share	$(0.51)	$(0.36)	$(1.39)	$(0.87)
Per diluted share adjustments:
Add: Amortization expense of intangible assets	0.03	-	0.08	0.01
Acquisition-related costs	0.01	-	0.08	0.01
Adjusted EBITDA	$(0.47)	$(0.36)	$(1.23)	$(0.85)

Blink Charging Co. publicly reports its financial information in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). To facilitate external analysis of the Company’s operating performance, Blink Charging also presents financial information that are considered “non-GAAP financial measures” under Regulation G and related reporting requirements promulgated by the U.S. Securities and Exchange Commission. Non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, Net Income or other measures of financial performance prepared in accordance with GAAP and may be different than those presented by other companies, including Blink Charging’s competitors. EBITDA and Adjusted EBITDA are not performance measures calculated in accordance with GAAP and are therefore considered non-GAAP measures. Reconciliation tables are presented above.

EBITDA is defined as earnings (loss) attributable to Blink Charging Co. before interest income (expense), provision for income taxes, and depreciation and amortization. Blink Charging believes EBITDA is useful to its management, securities analysts, and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the Company’s operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps Blink Charging’s management, securities analysts, and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of its merger and acquisition expenses, financing transactions, and the depreciation and amortization impact of capital investments from its operating results.

The Company also believes that Adjusted EBITDA, defined as EBITDA adjusted for stock-based compensation expense, is useful to securities analysts and investors to evaluate the Company’s core operating results and financial performance because it excludes items that are significant non-cash or non-recurring expenses reflected in the Condensed Consolidated Statements of Operations.

Adjusted earnings per diluted share (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions and acquisition-related costs.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Loss, and Diluted Earnings per Share.

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